UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2020

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel		2161401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 12, 2020, Protalix BioTherapeutics, Inc. (the “Company”) entered into securities purchase agreements (collectively, the “Purchase Agreements”) with certain existing and new institutional and accredited investors (collectively, the “Purchasers”). Each of the Purchase Agreements is on terms and conditions substantially similar to each other Purchase Agreement. Pursuant to such Purchase Agreements, the Company, in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act, agreed to issue and sell to the Purchasers an aggregate of approximately 17.6 million shares (the “Shares”) of unregistered shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $2.485, or gross proceeds of approximately $43.7 million (the “Private Placement”). Each share will be issued with a warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”) at an exercise price equal to $2.36 (the “Exercise Price”) with an exercise period expiring five years after closing (the “Term”). The Company expects to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Pursuant to the terms of the Purchase Agreements, the Company will be obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares and the Warrant Shares as soon as practicable, but in no event later than 60 days following the closing of the Private Placement (the “Filing Deadline”), and use its best commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the SEC to declare the Registration Statement effective within 30 days following the Filing Deadline or, if the Registration Statement is selected for review by the SEC, within 90 days after the Filing Deadline.

Item 3.02	Unregistered Sales of Equity Securities

At the closing of the Private Placement, the Company will issue shares of Common Stock and Warrants to the Purchasers in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On March 12, 2020, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press release dated March 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2020	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
Name: Dror Bashan
Title: President and Chief Executive Officer